As filed with the Securities and Exchange Commission on September 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Lytus Technologies Holdings PTV. Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
Unit 1214, ONE BKC, G Block Bandra Kurla Complex Bandra East Mumbai, India 400 051 (Address of Principal Executive Offices) (284) 494-2810 (Registrant’s telephone number, including area code)

Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan

(Full title of the plan)

CCS Global Solutions, Inc. 530 Seventh Avenue, Suite 508 New York, NY 10018 (315) 930-4588 (Name, address, including zip code, and telephone number, including area code, of agent for service)	Copy to: Thomas J. Poletti, Esq. Veronica Lah, Esq. Manatt, Phelps & Phillips LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92626 (714) 371-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Lytus Technologies Holdings PTV. Ltd. (the “Registrant”) is filing this registration statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 9,333,333 additional common shares, par value $0.01 per share (“Common Shares”), under the Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan, as amended (the “Plan”). On September 12, 2024, the Board of Directors approved an amendment to the Plan to increase the number of shares reserved for issuance thereunder to 10,000,000 shares from 2,166,667 shares following the reverse stock split. As such, this Registration Statement is registering the remaining Common Shares available for grant under the Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on November 22, 2023 (Registration No. 333-275730). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s latest Form 20-F filed with the Commission on August 15, 2024 (the “Form 20-F”) pursuant to Section 13 or 15(d) of the Exchange Act (the “Exchange Act”), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed (File No. 001-41418); and

(b)	The description of the Registrant’s Common Shares which is included as Exhibit 2.1 to the Form 20-F, including any amendments or supplements thereto.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission that are identified in such forms as being incorporated into this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document
5.1*	Opinion of McW Todman & Co., with respect to the legality of the securities being registered
10.1**	Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan
10.2*	Amendment No. 1 to Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan
23.1*	Consent of Pipara & Co LLP, an independent registered public accounting firm
23.2*	Consent of McW Todman & Co. (included in the opinion filed as Exhibit 5.1)
24.1*	Power of Attorney of the directors of the Registrant (contained in the signature pages hereto)
107*	Filing Fee Table

*	Filed herewith.
**	Incorporated by reference to Exhibit 10.1 to the Registrant’s Form S-8 filed with the Commission on November 22, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States, on September 13, 2024.

Lytus Technologies Holdings PTV. Ltd.

By:	/s/ Dharmesh Pandya
Dharmesh Pandya
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dharmesh Pandya and Shreyas Shah and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dharmesh Pandya	Director and Chief Executive Officer	September 13, 2024
Dharmesh Pandya	(Principal Executive Officer)

/s/ Shreyas Shah	Chief Financial Officer and Director	September 13, 2024
Shreyas Shah	(Principal Accounting and Financial Officer)

/s/ Rajeev Kheror	Director	September 13, 2024
Rajeev Kheror

/s/ Parvez Master	Director	September 13, 2024
Parvez Master

/s/ Robert M. Damante	Director	September 13, 2024
Robert M. Damante

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Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lytus Technologies Holdings PTV. Ltd., has signed this Registration Statement on September 13, 2024.

By:	/s/ Dharmesh Pandya
	Name:	Dharmesh Pandya
	Title:	Chief Executive Officer

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